Morgan Grenfell Investment Trust Smaller Companies Fund
Procedures Pursuant to Rule 10f-3
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				SECURITIES PURCHASED		COMPARABLE SECURITY #1			COMPARABLE SECURITY #2
(1) Names of
	Underwriters	BT Alex Brown, BancBoston 	Credit Suisse First Boston, 		Morgan Stanley Dean Witter,
				Robertson Stephens, US 		Dain Rauscher Wessels, Nationsbanc 	Hambrecht & Quist, Dain
				Bancorp Piper Jaffray, 		Montgomery, Hambrecht & Quist, 	Rauscher Wessels, BancBoston
				Deutsche Bank Securities, 	Invemed Associates, Needham & 	Robertson Stephens, BT Alex.
				Hambrecht & Quist, Furman 	Co., Charles Schwab, Tucker 		Brown, Edward D. Jones,
				Selz, Morgan Stanley Dean 	Anthony, C.E. Unterberg, Wedbush 	Kaufman Bros., Nationsbanc
				Witter, Nationsbanc 		Morgan Securities				Montgomery, Raymond James,
				Montgomery, Warburg Dillon 							Robinson-Humphrey, Soundview,
				Read, Advest, Dain Rauscher 							C.E. Unterberg, Warburg
				Wessels, Dominick & 								Dillon Read
				Dominick, FAC/Equities,
				Friedman Billings Ramsey,
				Jeffries, David A Noyes &
				Co., Brad Peery, Penn.
				Merchant Group, Muriel
				Siebert, Soundview,
				Wit Capital

(2) Names of Issuer 	Netobjects Inc.			Allaire Corporation			Vignette Corporation

(3) Title of Security	Netobjects Inc.			Allaire Corporation			Vignette Corporation
				Common Stock			Common Stock				Common Stock

(4) Date of
	First Offering	May 7, 1999				January 22, 1999				December 3, 1998

(5) Amount of
	Total Offering	6,000,000 shares			2,500,000 shares				4,000,000 shares

(6) Total Value
	of Offering		$72,000,000				$46,500,000					$76,000,000

(7) Unit Price		$12.00				$20.00					$19.00

(8) Underwriting
	Discount		$0.84 (7%)				$1.40 (7%)					$1.33 (7%)

(9) Dollar Amount
	Purchased		$30,000				NA						NA

(10) Number of Shares
	Purchased		2,500					NA						NA

(11) Years of Continuous
	Operation		The company has been in
				continuous operation for
				at least three years		NA						NA

(12) % of Offering
	Purchased
	by Fund		.0416%				NA						NA

(13) % of Offering
	Purchased by
	Associated
	Investment
	Companies		.7483%				NA						NA

(14) % of Offering
	Purchased by
	Fund and
	Associated Funds
	(Limited to 25%
	of the Offering)	.7899%				NA						NA

(15) Name(s) of
	Underwriter(s) or
 	Dealer(s) from
	whom Purchased	BT Alex Brown, BancBoston
				Robertson Stephens, US
				Bancorp Piper Jaffray		NA						NA
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